Exhibit 10.17

Equity Pledge Agreement

EQUITY PLEDGE AGREEMENT

OF

BEIJING XIANDAI XINGYE NETWORK TECHNOLOGY CO., LTD.

AMONG

WANG GONGQUAN

YANG XUESHAN

AND

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD.

July 12, 2005

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (this “AGREEMENT”) is entered into in Beijing of the People’s Republic of China (the “PRC”) as of July 12, 2005 by and among the following Parties:

(1)	WANG GONGQUAN, a PRC citizen,
ID NO: 220104611022181,
CONTACT ADDRESS: [ ]

(2)	YANG XUESHAN, a PRC citizen,
ID NO: 620102197007112415,
CONTACT ADDRESS: [ ] (WANG GONGQUAN and YANG XUESHAN hereinafter shall be individually referred to as a “PLEDGOR” and collectively referred to as the “PLEDGORS”); and

(3)	HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD., a wholly foreign-owned enterprise duly organized under PRC Law (hereinafter the “PLEDGEE”)

(The parties shall hereinafter be individually referred to as a “PARTY” and collectively referred to as the “PARTIES”.)

WHEREAS:

(1)	The Pledgors are the enrolled shareholders of BEIJING XIANDAI XINGYE NETWORK TECHNOLOGY CO., LTD., (a company with limited liability duly organized and validly existing under PRC Law, registered address: Room 1202, Fl. 12, Office Building of Beijing Capital Times Square, No. 88, West Chang’an Street, Xicheng District, Beijing, hereinafter referred to as "XIANDAI XINGYE"), legally holding 100% of the equity of Xiandai Xingye. The equity structure of Xiandai Xingye as of the date of execution of this Agreement is shown in Appendix I.

(2)	Pursuant to the Call Option Agreement dated as of July 12, 2005 between the Pledgee and the Pledgors (hereinafter, the "CALL OPTION AGREEMENT"), the Pledgors shall, subject to PRC law transfer part or all of the equity interest of Xiandai Xingye to the Pledgee and/or any other entity or individual designated by the Pledgee at the request of the Pledgee.

(3)	Pursuant to the Shareholders’ Voting Rights Entrustment Agreement dated as of July 12, 2005 between the Pledgee and the Pledgors (hereinafter, the "PROXY AGREEMENT"), the Pledgors have already irrevocably entrusted the Pledgee with full power to exercise on their behalf all of their shareholders’ voting rights in respect of Xiandai Xingye.

(4)	As security for performance by the Pledgors of the Contract Obligations (as defined below) and repayment of the Guaranteed Liabilities (as defined below), the Pledgors agree to pledge all of their Xiandai Xingye Equity to the Pledgee and grant the Pledgee the right to request for repayment in first priority.

THEREFORE, the Parties hereby have reached the following agreement upon mutual consultations:

ARTICLE 1 DEFINITION

1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“CONTRACT OBLIGATIONS”	shall mean all contractual obligations of a Pledgor under the Call Option Agreement and the Proxy Agreement; all contractual obligations of a Pledgor under this Agreement.

“GUARANTEED LIABILITIES”	shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by Pledgee due to any Breaching Event (as defined below) of a Pledgor, with the lost amount being determined by the Pledgee of its own accord in its absolute discretion and the Pledgor completely subject to them; and all fees incurred by Pledgee for the enforcement of the Contractual Obligations of a Pledgor.

“TRANSACTION AGREEMENTS”	shall mean the Call Option Agreement and the Proxy Agreement.

“BREACHING EVENT”	shall mean any breach by either Pledgor of any of its Contract Obligations under the Call Option Agreement, the Proxy Agreement and/or this Agreement.

“PLEDGED PROPERTY”	shall mean all of the equity interest in Xiandai Xingye which is legally owned by the Pledgor as of the effective date hereof and is to be pledged to the Pledgee by it according to provisions hereof as the security for the performance of the Contractual Obligations by it.

“PRC LAW”	shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2	The references to any PRC Law herein shall be deemed:

(1)	to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and

(2)	to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

ARTICLE 2 EQUITY PLEDGE

2.1	Each Pledgor hereby agrees to pledge the Pledged Property, which it legally owns and has the right to dispose of, to Pledgee according to the provisions hereof as the security for the repayment of the Guaranteed Liabilities.

2.2	Each Pledgor hereby undertakes that it will be responsible for, recording the arrangement of the equity pledge hereunder (hereinafter, the “EQUITY PLEDGE”) on the shareholder register of Xiandai Xingye on the date hereof, and will do its best endeavor to make registration with registration authorities of industry and commerce of Xiandai Xingye.

2.3	During the valid term of this Agreement, except for the willful misconduct or gross negligence of the Pledgee which has direct cause and effect relationship to the reduction in value of the Pledged Property, the Pledgee shall not be liable in any way, nor shall Pledgors have any right to claim in any way or propose any demands on Pledgee, in respect of the said reduction in value of the Pledged Property.

2.4	To the extent not violating provision of Article 2.3 above, in case of any possibility of obvious reduction in value of the Pledged Property which is sufficient to jeopardize Pledgee’s rights, the Pledgee may request the Pledgors to provide respective further guarantee or security as supplement. If the Pledgors decline the said request, the Pledgee may at any time auction or sell off the Pledged Property on behalf of the Pledgors, and discuss with the Pledgors to use the proceeds from such auction or sale-off as pre-repayment of the Guaranteed Liabilities, or may submit such proceeds to the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgors).

2.5	In case of any Breaching Event, the Pledgee shall have the right to dispose of the Pledged Property in the way set out in Article 4 hereof.

2.6	Only upon prior consent by the Pledgee shall the Pledgors be able to increase their capital contribution to Xiandai Xingye. Further capital contribution made by the Pledgor (s) in Xiandai Xingye shall also be part of the Pledged Property.

2.7	Only upon prior consent by the Pledgee shall the Pledgors be able to receive dividends or share profits from the Pledged Property. The dividends or the profits received by the Pledgors from the Pledged Property shall be deposited into the Pledgee’s bank account designated by the Pledgee, to be under the supervision of the Pledgee and used as the Pledged Property to repay in first priority the Guaranteed Liabilities.

ARTICLE 3 RELEASE OF PLEDGE

3.1	Upon full and complete performance by relevant Pledgors of all of their Contractual Obligations, the Pledgee shall, at the request of relevant Pledgors, release the pledge, and shall cooperate with relevant Pledgors to go through the formalities to cancel the record of the Equity Pledge in the shareholder register of Xiandai Xingye, and the reasonable fees incurred in connection with such release shall be borne by the Pledgors.

ARTICLE 4 DISPOSAL OF THE PLEDGED PROPERTY

4.1	The Pledgors and the Pledgee hereby agree that, in case of any Breaching Event, the Pledgee shall have the right to exercise, upon giving written notice to Pledgors, all of the remedial rights and powers enjoyable by them under PRC Law, Transaction Agreements and the terms hereof, including but not limited to being repaid in priority with proceeds from auctions or sale-offs of the Pledged Property. The Pledgee shall not be liable for any loss as the result of their reasonable exercise of such rights and powers.

4.2	The Pledgee shall have the right to designate in writing its legal counsel or other agents to exercise on their respective behalf any and all rights and powers set out above, and the Pledgors shall not oppose thereto.

4.3	The reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out above shall be borne by the Pledgors, and the Pledgee shall have the right to deduct the costs actually incurred from the proceeds that they acquire from the exercise of the rights and powers.

4.4	The proceeds that the Pledgee acquires from the exercise of its rights and powers shall be used in the priority order as follows:

•

First, to pay any cost incurred in connection with the disposal of the Pledged Property and the exercise by the Pledgee of its rights and powers (including remuneration paid to its legal counsels and agents);

•	Second, to pay any taxes and levies payable for the disposal of the Pledged Property; and

•	Third, to repay the Pledgee for the Guaranteed Liabilities.

In case of any balance after payment of the above amounts, the Pledgee shall return the same to the Pledgors or other persons entitled thereto according to the relevant laws and rules or submit the same to the local notary institution where the Pledgee is domiciled (any fees incurred in relation thereto shall be borne by the Pledgors).

4.5	The Pledgee shall have the option to exercise, simultaneously or in certain sequence, any of the remedies at breaching, and the Pledgee shall not be obliged to exercise other remedies at breaching before its exercise of the right to the auctions or sale-offs of the Pledged Property hereunder.

ARTICLE 5 FEES AND COSTS

5.1	All costs actually incurred in connection with the establishment of the Equity Pledge hereunder, including but not limited to stamp duties, any other taxes, all legal fees, and so on, shall be borne by the Pledgors.

ARTICLE 6 CONTINUITY AND NO WAIVER

6.1	The Equity Pledge hereunder is a continuous security, with its validity to continue until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities. Neither exemption or grace period granted by the Pledgee to the Pledgors in respect of their breach, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement shall affect the rights of the Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of the Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by the Pledgors or the rights the Pledgee may be entitled to due to subsequent breach by the Pledgors of the obligations under the Transaction Agreements and/or this Agreement.

ARTICLE 7 REPRESENTATIONS AND WARRANTIES

Each of the Pledgors hereby represents and warrants as follows:

7.1	Each of the Pledgor is a PRC citizen with full capacity and is a person with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a litigant party.

7.2	All reports, documents and information concerning the Pledgors and all matters as required by this Agreement which are provided by the Pledgors to the Pledgee before this Agreement comes into effect are true, correct and effective in all material aspects as of the date this Agreement comes into effect.

7.3	All reports, documents and information concerning the Pledgors and all matters as required by this Agreement which are provided by the Pledgors to the Pledgee after this Agreement comes into effect are true, correct and effective in all material aspects as of the provision hereof.

7.4	At the time of the effectiveness of this Agreement, the Pledgors are the sole legal owners of the Pledged Property, with no existing dispute whatever concerning the ownership of the Pledged Property. The Pledgors have the right to dispose of the Pledged Property or any part thereof.

7.5	Except for the encumbrance set on the Pledged Property hereunder and the rights set under the Transaction Agreements, there is no other encumbrance or third party interest set on the Pledged Property.

7.6	The Pledged Property is capable of being pledged or transferred according to the laws, and the Pledgors have the full right and power to pledge the Pledged Property to the Pledgee according to this Agreement.

7.7	This Agreement constitutes the legal, valid and binding obligations on the Pledgors when it is duly executed by the Pledgors.

7.8	Any consent, permission, waiver or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder have already been handled or obtained, and will be fully effective during the valid term of this Agreement.

7.9	The execution and performance by the Pledgors of this Agreement are not in violation of or conflict with any laws applicable to them, or any agreement to which they are a party or which has binding effect on their assets, any court judgment, any arbitration award, or any administration authority decision.

7.10	The pledge hereunder constitutes the encumbrance of first order in priority on the Pledged Property.

7.11	All taxes and fees payable in connection with acquisition of the Pledged Property have already been paid in full amount by the Pledgors.

7.12	There is no pending or, to the knowledge of the Pledgors, threatened litigation, legal process or demand by any court or any arbitral tribunal against the Pledgors, or their property, or the Pledged Property, nor is there any pending or, to the knowledge of the Pledgors, threatened litigation, legal process or demand by any government authority or any administration authority against the Pledgors, or their property, or the Pledged Property, which is of material or detrimental effect on the economic status of the Pledgors or their capability to perform the obligations hereunder and the Guaranteed Liabilities.

7.13	The Pledgors hereby warrant to the Pledgee that the above representations and warranties will remain true and correct at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.

ARTICLE 8 UNDERTAKINGS BY THE PLEDGORS

Each	of the Pledgors hereby individually undertakes to the Pledgee as follows:

8.1	If the value of the Pledged Property suffers from unfavorable influence due to any reason other than the Pledgors’, the Pledgors shall, in accordance with the Pledgee’s requirement and in the manner and terms acceptable by the Pledgee, provide further guarantee or security to the Pledgee to fully supplement or replace the Pledged Property.

8.2	Without the prior written consent by the Pledgee, the Pledgors shall not establish or permit to establish any new pledge or any other encumbrance on the Pledged Property. Any pledge or other encumbrance on all or part of the Pledge Property without prior written consent shall be null and void.

8.3	Without first giving written notice to the Pledgee and having the Pledgee’s prior written consent, the Pledgors shall not transfer the Pledged Property, and any attempt by the Pledgors to transfer the Pledged Property shall be null and void. The proceeds from transfer of the Pledged Property by the Pledgors shall be used to repay to the Pledgee in advance the Guaranteed Liabilities or submit the same to the third party agreed with the Pledgee.

8.4	In case of any litigation, arbitration or other demand which may affect detrimentally the interest of the Pledgors or the Pledgee under the Transaction Agreements and hereunder or the Pledged Property, the Pledgors undertake to notify the Pledgee thereof in writing as soon as possible and promptly and shall take, at the reasonable request of the Pledgee, all necessary measures to ensure the pledge interest of the Pledgee in the Pledged Property.

8.5	The Pledgors shall not carry on or permit any act or action which may affect detrimentally the interest of the Pledgee under the Transaction Agreements and hereunder or the Pledged Property.

8.6	The Pledgors shall, within the first month of each calendar quarter, provide the financial statements, including (but not limited to) the balance sheet, the profit statement and the cash flow statement of Xiandai Xingye in the previous calendar quarter to the Pledgee.

8.7	The Pledgors guarantee that they shall, at the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) in respect of ensuring the pledge interest of the Pledgee in the Pledged Property and the exercise and realization of the rights thereof.

8.8	In case of assignment of any Pledged Property as the result of the exercise of the right to the pledge hereunder, the Pledgors guarantee that they will take all necessary measures to realize such assignment.

ARTICLE 9 CHANGE OF CIRCUMSTANCES

9.1	As supplement and subject to compliance with other terms of the Transaction Agreements and this Agreement, in case that at any time the promulgation or change of any PRC Law, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures enables the Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Property in the way provided herein, the Pledgors shall, at the written direction of the Pledgee and in accordance with the reasonable request of the Pledgee, promptly take actions and/or execute any agreement or other document, in order to:

(1) keep this Agreement remain in effect;

(2) facilitate the disposal of the Pledged Property in the way provided herein; and/or

(3) maintain or realize the intention or the security established hereunder.

ARTICLE 10 EFFECTIVENESS AND TERM OF THIS AGREEMENT

10.1	This Agreement shall become effective upon the satisfaction of all of the following conditions:

(1) this Agreement is duly executed by the Parties; and

(2) the Equity Pledge hereunder has been legally recorded in the shareholders’ register of Xiandai Xingye.

The Pledgors shall provide the registration certification of the Equity Pledge being recorded in the shareholders’ register as mentioned above to the Pledgee in a way satisfactory to Pledgee.

10.2	This Agreement shall have its valid term until the full performance of the Contractual Obligations or the full repayment of the Guaranteed Liabilities.

ARTICLE 11 NOTICE

11.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

11.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

ARTICLE 12 MISCELLANEOUS

12.1	The Pledgee may, upon notice to the Pledgors but not necessarily with Pledgors’ consent, assign Pledgee’s rights and/or obligations hereunder to any third party; provided that the Pledgors may not, without the Pledgee’s prior written consent, assign the Pledgors’ rights, obligations and/or liabilities hereunder to any third party. Successors or permitted assignees (if any) of the Pledgors shall continue to perform the obligations of the Pledgors under this Agreement.

12.2	The amount of Guaranteed Liabilities identified by the Pledgee on its own while exercising its pledge right over the Pledged Property in accordance with the provisions contained herein shall serve as the final evidence of the Guaranteed Liabilities hereunder.

12.3	This Agreement shall be prepared in the Chinese language in three (3) original copies, with each involved Party holding one (1) copy hereof.

12.4	The formation, validity, performance, amendment, interpretation and termination of this Agreement shall be subject to PRC Law.

12.5	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties to the dispute, and if the Parties to the dispute cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Beijing Branch for arbitration in Beijing in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties to the dispute.

12.6	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

12.7	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter, the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

12.8	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

12.9	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.10	Any amendments or supplements to this Agreement shall be made in writing. Except for assignment by the Pledgee of its rights hereunder according to Article 12.1 of this Agreement, the amendments or supplements to this Agreement shall take effect only when properly signed by the Parties to this Agreement.

12.11	This Agreement shall be binding on the legal successors of the Parties.

12.12	At the time of execution hereof, each of the Pledgors shall sign respectively a power of attorney (hereinafter, the “POWER OF ATTORNEY”) to authorize any person designated by the Pledgee to sign on its behalf according to this Agreement any and all legal documents necessary for the exercise of the Pledgee’s rights hereunder. Such Power of Attorney shall be delivered to the Pledgee to keep in custody and, when necessary, the Pledgee may at any time submit the Power of Attorney to the relevant government authority.

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APPENDIX I:

BASIC INFORMATION OF XIANDAI XINGYE

Registered Address:	Room 1202, Fl. 12, Office Building of Beijing Capital Times Square, No. 88, West Chang’an Street, Xicheng District, Beijing

Registered Capital:	RMB 600,000

Equity Structure:

Name of Shareholder	Amount of Investment (RMB)		Equity Proportion
WANG GONGQUAN	RMB	300,000	50%
YANG XUESHAN	RMB	300,000	50%
TOTAL	RMB	600,000	100%

APPENDIX II:

FORM OF THE POWER OF ATTORNEY

I, WANG GONGQUAN/YANG XUESHAN, hereby irrevocably entrust HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD., to designate in writing any person from time to time as the authorized representative of mine, to sign all the necessary or useful legal documents for HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD., to exercise its rights under the Equity Pledge Agreement of BEIJING XIANDAI XINGYE NETWORK TECHNOLOGY CO., LTD., entered into by and between Hongcheng Technology Development Co., Ltd., and me.

Signature:

Date:

IN WITNESS HEREOF, the following Parties have caused this Equity Pledge Agreement to be executed as of the date and in the place first here above mentioned.

WANG GONGQUAN

/s/ Wang Gongquan

YANG XUESHAN

/s/ Yang Xueshan

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD. (seal)

Legal Representative:

/s/ Huang Bo
Name:
Position: